Exhibit 10.1(ad)

FIRST AMENDMENT TO THE
SAUER-SUNDSTRAND COMPANY
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
FOR CERTAIN KEY EXECUTIVES

WHEREAS, Sauer-Sundstrand Company previously adopted the Sauer-Sundstrand Company Supplemental Retirement Benefit Plan for Certain Key Executives (the “Plan”); and

WHEREAS, Sauer-Danfoss Inc. (the “Company”) assumed sponsorship of the Plan; and

WHEREAS, the Company desires to amend the Plan to change the name thereof and to make certain design changes thereto;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2004:

1.                                       The Plan is hereby renamed as the “Sauer-Danfoss Inc. Supplemental Retirement Benefit Plan for Certain Key Executives.”

2.                                       Section 2(a) of the Plan is hereby amended in its entirety to read as follows:

“(a)                            “Company” shall mean Sauer-Danfoss Inc. (including the predecessor Sundstrand-Sauer Company or any successor of Sauer-Sundstrand Company) or any subsidiary or other entity which, together with Sauer-Danfoss Inc., would constitute a single employer under Code Section 414, as amended.”

3.                                       Section 3 of the Plan is hereby amended in its entirety to read as follows:

“3.  Supplemental Retirement Benefit.

FIRST, the benefit(s) to which the Executive is entitled under the Company Retirement Plans, exclusive of any benefits derived under the Cash Balance Account portion of the Sauer-Danfoss Employees’ Retirement Plan, shall be determined.

SECOND, such benefit(s), exclusive of any benefits derived under the Cash Balance Account portion of the Sauer-Danfoss Employees’ Retirement Plan, shall be determined as if the limitations of Code Sections 415 and 401(a)(17) and any provisions of such Plan incorporating such limitations, were inapplicable to those Company Retirement Plans which are defined benefit Plans.

THIRD, the amount of the Supplemental Retirement Benefit shall be determined by subtracting the amounts determined under the second paragraph above from the amount determined under the first paragraph above.

IN WITNESS WHEREFORE, the undersigned has caused this First Amendment to be executed this 18th day of May, 2004.

SAUER-DANFOSS INC.

By:	/s/ Ron Hanson
Its:	VP Human Resources